Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168878, 333-172573, 333-179773, 333-186964, 333-202462, 333-210189 and 333-176742) and the Registration Statement on Form S-3ASR (No. 333-225074) of RealPage, Inc. of our report dated September 30, 2019, relating to the consolidated financial statements of Buildium, LLC and Subsidiary appearing in this Current Report on Form 8-K.

/s/ RSM US LLP

Boston, Massachusetts
February 27, 2020